UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 2, 2010
THERMADYNE HOLDINGS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-13023 (Commission File Number)	74-2482571 (I.R.S. Employer Identification No.)

16052 Swingley Ridge Road, Suite 300	63017
Chesterfield, Missouri	(Zip Code)
(Address of Principal Executive Offices)
(636) 728-3000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
     At a special meeting of the stockholders of Thermadyne Holdings Corporation (the “Company”) held on December 2, 2010, the Company’s stockholders approved the proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 5, 2010, by and among Razor Holdco Inc. (“Parent”), Razor Merger Sub Inc. (“Merger Sub”) and the Company, which provides for the merger of Merger Sub with and into the Company. The stockholders of the Company also voted to approve the proposal to adjourn the special meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement. The special meeting was not adjourned to a later date because there were sufficient votes at the time of the special meeting to adopt the Merger Agreement. The matters acted upon at the special meeting are described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission by the Company on November 1, 2010, pursuant to which proxies were solicited. The final voting results for each proposal are set forth below:
Proposal 1: Adopt the Merger Agreement

For	Against	Abstain	Broker Non-Votes
9,201,188	1,584,273	1,084	0
Proposal 2: Adjourn the Special Meeting

For	Against	Abstain	Broker Non-Votes
9,390,216	1,395,045	1,284	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMADYNE HOLDINGS CORPORATION
Date: December 2, 2010	By:	/s/ Steven A. Schumm
		Name:	Steven A. Schumm
		Title:	Chief Financial and Administrative Officer